Fourth Quarter and Year-End 2020 Earnings Release Conference Call
February 12, 2021

Randy Wilson – Terex Corporation – Director, Investor Relations

Good morning and welcome to the Terex fourth quarter and year-end 2020 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today's conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company's operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer

Good morning and thank you for joining us and for your interest in Terex. Most importantly, I hope you and your families are remaining safe and healthy. Throughout these challenging times, we are proud of all Terex team members who are keeping themselves and others safe, meeting the needs of customers and helping our communities. I would like to recognize and thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by Think Safe, Work Safe, Home Safe. Our team members remain vigilant by carefully following the COVID-19 safety protocols and continuing to keep their guard up. Despite a challenging year, we delivered results for all stakeholders. We prioritized their health and safety, while maintaining our Terex Way Values. Globally, team members gave back to their communities with their time and donations. For our customers, they are the center of our recovery and we have continued to maintain the highest levels of safety in our sales and service operations. And finally, for our shareholders, we minimized the operational and financial impacts related to the pandemic.

Please turn to slide 4. Despite the challenging markets, during the fourth quarter our team continued to meet customer demand, tightly managed all costs, aggressively reduced net working capital, especially Aerial Work Platforms (“AWP”) inventories and delivered outstanding free cash flow. Fourth quarter revenue improved sequentially as end markets continue to recover despite the fourth quarter normally being seasonally slower. The sequential improvement in revenues was driven by Materials Processing (“MP”), whose revenues improved approximately 18%. Customer bookings in Q4 represented a continued, strong improvement from Q3. Sequentially, AWP and MP bookings were up dramatically. In addition to sequential strength in bookings, AWP bookings were flat with last year’s pre-COVID levels and MP’s bookings were up 53%. Year-end customer backlogs increased 25%, over prior year pre-COVID levels. Our stringent cost control and producing to customer demand, helped us deliver operating margins in line with prior year on 11% lower revenues, even with $18 million of restructuring and related charges. AWP recorded near break-even operating margins, including $11 million of restructuring charges, on revenue down 18% from the prior year, representing a decremental margin of 7% or an incremental margin of 3% when excluding restructuring and related charges. We are driving improvement in AWP’s profitability to restore the segment to industry competitive margins, and we will continue to take the actions necessary to deliver on that improvement. Our MP segment achieved outstanding financial results reporting a 15% operating margin while revenues were down slightly year-over-year, reporting an 82% incremental margin. Throughout 2020, we rightsized our inventory levels to the customer demand environment, especially in our Genie business. Their inventory levels remain consistent with 2016, which was the last time there was an industrial downturn. In 2021, aerial products will manufacture to customer demand. Our intense focus on net working capital management drove $129 million of free cash flow in the fourth quarter, delivering excellent full-year cash flow generation. Overall, our Q4 financial performance demonstrated strong execution by our global team. We are committed to improving these results in 2021.

Please turn to slide 5. In 2020, we evolved from our Focus, Simplify, Execute to Win strategy to Execute, Innovate and Grow. This transition in strategic priorities has strengthened our business operations. Strategy requires action, so we took swift and decisive measures in 2020 to improve, strengthen and position Terex for growth. On the cost side, we looked at every aspect of the business to ensure we maximized our ability to be globally cost-competitive. We aggressively took out cost, not just manufacturing costs, we also executed on a SG&A cost reduction initiative with a target of SG&A percent to sales for 2021 of approximately 12.5%. Turning to innovation, we listened to customers to ensure our products and services offer the features and benefits that provide value. We also invested in our connected assets and digital capabilities across the enterprise to better serve customers. We continued to drive global adoption of our products, Genie scissors and booms for working safely at height and mobile crushing and screening products for aggregate production. Finally, we maintained our resolve to invest in the business for future growth.

Please turn to slide 6. Looking ahead to 2021, we recognize that execution is the foundation to deliver on our commitments to team members, customers and shareholders. The hard work to rescale the Company’s cost structure will be aggressively managed to achieve our strategy of being globally cost competitive. We will continue to invest in innovative products and services to serve our specialized markets. Terex is well positioned for growth in 2021 because we have strong businesses, strong brands and strong market positions upon which we can grow. We will continue to invest, including investing in new products and manufacturing capacity where demand calls for it, and we are a more focused organization. I am confident this will result in Terex being an even stronger company. With that, let me turn it over to Duffy.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John. Turning to slide 7, let me begin by reviewing our Q4 financial results. I would like to call your attention to our financial reporting structure. As you will notice, consistently throughout 2020 we did not report adjusted financial results. Instead, we are identifying specific financial callouts which impacted our Q4 reported results. Looking at the fourth quarter, we achieved net sales slightly higher than our outlook from the beginning of the quarter. Throughout the quarter we saw our end markets continue to stabilize and improve. Overall, revenue of $787 million was down 11% year-over-year. For the quarter, we recorded an operating profit of $32 million, compared to adjusted operating profit of $36 million in the fourth quarter of last year. The overall operating profit resulted from revenues being down combined with $18 million of severance and restructuring charges primarily in our AWP segment. We achieved this positive operating result through disciplined cost control and adapting to the market environment. While lower revenues impacted our gross margins and resulted in elevated SG&A as a percent to sales, our aggressive cost reduction actions allowed Terex to achieve an approximately 5% decremental margin in Q4. This decremental margin was achieved despite $5 million of gross profit charges, primarily due to restructuring. In addition, SG&A was adversely impacted by $13 million primarily due to team member severance and restructuring. Excluding these charges, operating profit was $49 million and Terex achieved an incremental margin of 13% in the quarter. Below operating income, interest and other expense was almost $10 million lower than Q4 of 2019 because of several factors, including, first, lower interest rates versus a year ago, second, $4 million of investment income and third, non-recurrence of $2 million in FX losses recognized in the prior year. Our 2020 global effective tax rate was approximately 18%, compared to our previous estimate of 52%. During the fourth quarter, there were a few discrete items benefiting our Q4 tax rate. Finally, our reported EPS of $0.21 per share includes the adverse operating impacts on gross profit and SG&A, offset by the favorable benefits in other income that I just discussed.

Turning to slide 8 and our segments’ financial results. AWP sales of $412 million contracted by 18% compared to last year, driven by end markets in North America and Europe due to the impacts from the pandemic. The aerial products market and our sales in China remain robust. The utilities market remained stable and improved during the quarter across end markets. We continue to aggressively manage production levels in aerial products to ensure that we are not building excess inventory. During Q4, our aerial products production was 16% lower than Q4 2019. This continued aggressive production control allowed us to achieve almost a $180 million reduction in aerial products inventory levels year-over-year. AWP delivered flat operating margin in the quarter driven by aggressively right-sizing production and costs to align with end market demand. AWP achieved strong decremental margin performance of 7% in the quarter, which includes $11 million of charges for severance and restructuring. AWP fourth quarter bookings of $753 million were flat with pre-COVID Q4 2019 levels, while backlog at quarter-end was $826 million, up 10% from the prior year. Now turning to MP, MP had another strong quarter, achieving 15% operating margins, as markets continue to improve. It is a testament to the MP team’s operational strength to deliver these positive operating margins on revenues down 3%. Sales were lower at $366 million, driven by cautious yet improving customer sentiment. The MP team has been aggressively managing all elements of cost in a challenging market environment, resulting in incremental margin performance of 82%. Backlog of $523 million was 59% higher than last year and up 81% sequentially. MP saw its businesses strengthen through the quarter, with bookings up 53% year-over-year and up 76% sequentially. Customer sentiment in both segments continues to improve as equipment is being utilized and ordered for 2021.

Turning to slide 9. Overall, 2020 demonstrated the resilience of our business and team members to deliver these results against a very challenging backdrop. Significant cost actions reducing SG&A by $82 million from 2019 helped deliver 21% decremental margins and beat our 25% target. In addition, strong positive cash flow generation was helped by tightly managing net working capital and aligning production to demand.

Turning to slide 10. When the pandemic arose in the first quarter, we quickly refocused our investment initiatives and took decisive action to reduce our overall cost structure through temporary and permanent actions. And over the course of 2020, we instituted an SG&A cost reduction initiative, not just in Corporate, but across the entire company. We always had an SG&A target, going back to our 2016 Analyst Day, of 12.5% to sales. As detailed on this slide, we took a variety of actions to reduce our cost base. Whether it was moving our corporate headquarters, improving productivity and selectively rescaling investments, we scrutinized every possible expense. The result of these actions is that we were able to reduce our SG&A cost structure by more than $100 million for 2021 versus 2019, and deliver the improved results detailed in my earlier comments. These actions have enabled Terex to come into 2021 well positioned to meet the 12.5% target.

Turning to slide 11. Now, I would like to update you on how we currently anticipate 2021 to develop financially. It is important to realize we are operating in an unprecedented period and results could change, negatively or positively. Disruptions associated with COVID, whether it is team member absenteeism or supply chain disruptions, could impact our outlook. With that said, this outlook represents our best estimate as of today. Also, consistent with 2020, we do not plan to report adjusted financial results in 2021. The outlook included on this chart includes all known income and costs, but does exclude the impact of potential future acquisitions, divestitures, restructuring, transformation or other unusual items. As we identify currently unknown income or costs, we will identify them in our reported results. As for commercial demand, we have seen our markets stabilize and improve over the course of 2020. All other things being equal, we do expect to see markets improve due to the global deployment of COVID-19 vaccines and AWP customers’ fleet replenishment. However, our guidance does not include any benefit from potential infrastructure legislation. We anticipate EPS of $1.95 to $2.35 per share based on sales of approximately $3.45 billion. From a quarterly perspective, we expect revenues for the full year to be relatively evenly split between the first and second half of the year, with the second quarter being the strongest of the year. We look forward to returning to year-over-year sales growth in the second quarter this year. Operationally, the absolute amounts of operating profit and operating margins are expected to increase each quarter year-over-year with slightly more operating profit in the second half of the year versus the first half of the year. Importantly, we are planning for, and look forward to reporting, incremental rather than decremental margins which meet or exceed our 25% target for full-year 2021. Quarterly earnings per share are expected to be generally consistent with the development of operating profits during the year. Based upon global tax laws, we expect a 2021 tax rate of 19%. We are monitoring potential changes to tax laws in the United States and around the globe, and we will adjust our operational and tax strategies as required. For full-year 2021 we are estimating free cash flow of approximately $100 million, reflecting another year of positive cash generation. We do expect Q1 cash flow to be negative, which is consistent with historical patterns. We also estimate capital expenditures, net of asset dispositions, will be approximately $90 million. Corporate and other costs are planned to occur relatively evenly throughout the year, although Q1 is expected to be slightly lower and Q2 slightly higher than the average. We continue to monitor developments associated with the U.K.’s exit from the European Union and we do not expect any material impact.
Now, let me turn your attention to the operating margin bridge on the slide. We believe it is important that the investment community understand the key elements of our operating margin improvement in 2021. First, cost reinstatements represent the restoration of team members’ compensation after the reductions we enacted in 2020. It is important to pay team members competitively to retain our talent. Next, I would point out that positive volume and improved manufacturing efficiency will drive much of our margin improvement. Additionally, our SG&A cost reduction effort also provides significant improvement in our 2021 operating margin. Finally, we did have severance, restructuring, and other charges in 2020 that are not expected to reoccur in 2021. Taken together, these operational improvements drive our 2021 operating margin guidance of approximately 7%.

Turning to slide 12. Now I will review our segment guidance. We expect the improved customer sentiment demonstrated by our Genie and Utilities customers to continue into 2021. AWP margins are expected to be positive each quarter of 2021, with incremental margins well above our targeted 25%. MP is expected to continue its consistent operating performance, delivering double-digit operating margins each quarter throughout 2021. Following the runup in steel prices in 2018, we implemented a steel hedging program with respect to our Aerials North American hot rolled coil or HRC steel consumption. Approximately two-thirds of our Aerials steel consumption is HRC. You may be aware that there is not presently any forward market for hedging plate steel. During 2020, we purchased hedges for the predominant amount of our anticipated 2021 North American Aerial HRC requirements. The guidance we are providing today takes into account the steel hedging actions we took in 2020, as well as current steel prices for the remainder of our global steel requirements. Overall, our 2021 guidance represents a dramatic improvement in operating performance when compared to 2020. The swift and decisive actions taken in 2020 enabled this outlook and we will continue to aggressively manage costs, while positioning the business for growth.

Turning to page 13, I will review our disciplined capital allocation strategy. We introduced our strategy back at our 2016 Analyst Day. It has served the Company well during the pandemic and will enable us to grow in 2021. Our team members remain vigilant and will continue to aggressively manage production, especially within our AWP segment, and scrutinize every expenditure so we continue to generate strong, positive free cash flow. We have ample liquidity, with greater than $1 billion available to us, with no near-term debt maturities, we can manage and grow the business. In 2021, we have entered into a partnership with a U.S. bank to provide financing solutions to our Genie customers. In connection with this arrangement, last week the bank purchased approximately $100 million of our Terex Financial Services (“TFS”) portfolio of receivables. As a result of our strong liquidity position, including the proceeds from the sale of the TFS on-book portfolio, we initiated this week the repayment of approximately $200 million of term loans, reducing outstanding debt and lowering leverage. In Q1, we will recognize a corporate and other operating gain of $7 million in connection with the TFS sale and an interest and other charge of $2 million related to the repayment of the term loans. Neither this gain or the charge is included in the financial guidance we are providing today.

Turning to growth, we continued to invest in the business in 2020 at reduced levels and will continue to invest in 2021 with capital spending, net of asset dispositions, of approximately $90 million. In 2020, we executed on strong and swift actions to right-size the business so Terex can profitably grow in the future. We remain resolute in tightly managing production and SG&A. Our strong balance sheet and expected 2021 free cash flow generation allowed our Board of Directors to reinstate our quarterly dividend for 2021. The Board has approved a Q1 dividend of $0.12 per share as we return cash to shareholders. Our earnings power and healthy capital position provides a strong foundation for us to manage and grow Terex. And with that, I will turn it back to you, John

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks Duffy, turning to slide 14. This quarter’s results demonstrated progress, but we have more work to do. Our Aerials team has stayed in close contact with our customers during this critically important part of the year when customers are planning their 2021 requirements. Being customer centric also means developing products that add value for customers at the appropriate price. We are delivering a new electric drive or “E-Drive” scissor and just recently announced a brand-new telehandler. These products demonstrate Genie’s strength in listening to customers and responding with innovative, industry leading products. During 2020, we invested in the expansion of our world-class manufacturing facility in Changzhou, China and completed our Watertown, South Dakota Utilities facility. The Utilities business is a very important growth area for AWP. The TL shown at the top of the page is a new product to take advantage of the adoption of transmission line work in China. At the bottom of the page, the photo shows a customer delivery from our Watertown facility. Terex Utilities is well positioned to participate in the increased investment in electrical grid infrastructure. From an operational perspective, the AWP team executed in Q4 by delivering break-even operating margins, despite $15 million of restructuring charges, aggressively taking cost out of the business to improve the ability to deliver future, industry competitive margins, and innovating by continuing to bring new products to market. It is a competitive industry so we are controlling what we can control, superior execution and aggressively reducing costs to improve margins and win in the global marketplace.

Turning to slide 15. Once again, MP demonstrated strong operating performance and positioned the business to benefit from improving market conditions. MP is a diversified, high performing portfolio of businesses which continues to invest for future growth. The investment in our Campsie, Northern Ireland facility will enable our Ecotec business to grow in waste recycling. Shown on the slide is a new Ecotec Metal Shredder, which supports recovery applications for the recycling and waste industries. It is a new and unique offering, demonstrating MP’s continued investment in new products and adjacent markets. In addition, the adoption of MP’s innovative products, whether it is mobile crushing and screening in China, or Franna pick and carry cranes in India, is just starting. The financial performance of MP, relative to market conditions, by achieving an operating margin of 15% in Q4, demonstrates the MP team’s strong execution. MP’s bookings improved and increased throughout the fourth quarter, resulting in bookings being up 53% year-over-year. MP benefits from customer, product and geographical diversity and strong execution to consistently deliver outstanding results.

Turning to slide 16. To wrap up our remarks, Terex team members around the world are focused on the right things: safety, health, customers, and improved productivity. We are reducing cost to improve margins, especially within AWP. We are driving positive free cash flow by reducing working capital. Our businesses have a strong future, so we are continuing to invest in innovative products and services to be prepared as market demand returns. As a result of these actions, Terex is well positioned for an improved 2021. And with that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.